Exhibit 99.1

McEwen Mining Reduces Debt by 39%

TORONTO, May 23rd, 2023 - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) (“McEwen Mining” or the “Company”) today reported that it has repaid $25 million of its senior secured debt payable to Sprott Resource Lending (“Sprott”) and Sprott is no longer a lender.

Prior to the repayment, the Company had $50 million in senior secured debt and a $15 million unsecured promissory note, for a total debt of $65 million. Concurrent with the repayment to Sprott, the senior secured debt was amended and restated in the amount of $40 million bearing monthly interest at 9.75% per annum, and the promissory note was extinguished. The Company’s sole lender is now an entity owned by our Chairman and Chief Owner Rob McEwen.

As a result of the debt reduction, McEwen Mining’s annual borrowing costs will decrease by approximately $2.2 million or 36%.

Certain provisions of the amended and restated credit agreement have been modified, with the approval of the independent directors, specifically:

•	The schedule of principal repayments will now begin with amortization of $1 million per month starting on January 31st, 2025, with the remaining principal due at maturity on August 31st, 2026;

•	The loan can be repaid at any time, in any amount, without penalty;

•	The security package has been amended to exclude certain non-core assets; and

•	Certain other covenants, restrictions and events of default have been deleted.

The reduction of debt was funded through the secondary sale of McEwen Copper shares to FCA Argentina S.A. (Stellantis) and Nuton LLC, which closed in February and March 2023, and raised $47.5 million in gross proceeds to McEwen Mining.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.'s (the "Company") estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, effects of the COVID-19 pandemic, fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the Company to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, foreign exchange volatility, foreign exchange controls, foreign currency risk, and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining's Annual Report on Form 10-K for the fiscal year ended December 31, 2022, Quarterly Report on Form 10-Q for the three months ended March 31, 2023, and other filings with the Securities and Exchange Commission, under the caption "Risk Factors", for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

ABOUT MCEWEN MINING

McEwen Mining is a gold and silver producer with operations in Nevada, Canada, Mexico and Argentina. In addition, it owns approximately 52% of McEwen Copper which owns the large, advanced stage Los Azules copper project in Argentina. The Company’s goal is to improve the productivity and life of its assets with the objective of increasing its share price and providing a yield. Rob McEwen, Chairman and Chief Owner, has personal investment in the company of US$220 million. His annual salary is US$1.

WEB SITE	SOCIAL MEDIA
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CONTACT INFORMATION		Twitter:	twitter.com/mcewenmining
150 King Street West		Instagram:	instagram.com/mcewenmining
Suite 2800, PO Box 24
Toronto, ON, Canada	McEwen Copper	Facebook:	facebook.com/ mcewencopper
M5H 1J9		LinkedIn:	linkedin.com/company/mcewencopper
		Twitter:	twitter.com/mcewencopper
Relationship with Investors:		Instagram:	instagram.com/mcewencopper
(866)-441-0690 - Toll free line
(647)-258-0395	Rob McEwen	Facebook:	facebook.com/mcewenrob
Mihaela Iancu ext. 320		LinkedIn:	linkedin.com/in/robert-mcewen-646ab24
info@mcewenmining.com		Twitter:	twitter.com/robmcewenmux